EXHIBIT 99.1

Edible Garden Enters Into Warrant Exercise Transaction for $4.2 Million in Gross Proceeds

BELVIDERE, NJ, October 16, 2025 - Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announces that it has entered into a warrant exercise agreement with an accredited investor to exercise certain outstanding warrants held by the accredited investor to purchase an aggregate of 2,021,571 shares of common stock of the Company (the “Existing Warrants”). In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holder received new unregistered warrants to purchase an aggregate of 4,043,142 shares of common stock (the “New Warrants”). In connection with the exercise, the Company also agreed to reduce the exercise price of such Existing Warrants to $2.06 per share, which is equal to the most recent closing price of the Company’s common stock on the Nasdaq Capital Market prior to the execution of the warrant exercise agreement.

The proceeds to the Company from the exercise of the Existing Warrants are expected to be $4.2 million, prior to deducting fees to the financial advisor and estimated expenses.

Maxim Group LLC acted as warrant inducement agent and financial advisor in connection with the transaction.

The New Warrants each have an exercise price of $2.06 per underlying share and will expire five years from the issuance date.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the New Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 5,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, a leading AgriFoodTech organization, and is a Giga Guru member of Walmart’s Project Gigaton sustainability initiative. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com.

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “expect,” “intend,” “look forward,” “objective,” “plan,” “seek,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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